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                                                                   EXHIBIT 9.1

                             VOTING TRUST AGREEMENT


         The Voting Trust Agreement (this "Agreement") is made on December 4, 1997, between the following stockholders of SanTi Group, Inc., ("SanTi"), a corporation organized under the laws of the State of Delaware, and having its principal office in Smyrna, State of Georgia, Raymond M. Cash, Joyce Bone, and The Cash Family Limited Partnership, a Georgia limited partnership, herein collectively called the "Stockholders", and Raymond M. Cash, herein called the "Trustee".

                                    RECITALS

A. The Stockholders believe it to be essential for the success of SanTi and for the best interests of all the stockholders thereof that SanTi shall be managed and directed during the next ten (10) years of its existence under a definite and fixed policy to secure a union of all the interests in order to develop properly the business opportunities of SanTi.

B. Each of the stockholders represents that he is the owner of the number of shares of capital stock of SanTi set opposite his name on the signature page (collectively, the "Shares").

C. The Stockholders believe this Agreement, through the Trustee, will provide continuity of management and policy for SanTi and believe this Agreement was not created for an unlawful purpose.

D. The Stockholders believe that their object can thus be accomplished by acting together jointly and severally in a manner hereinafter set forth, the agreement of each constituting one of the considerations for the agreement of the others, and in particular by giving to the Trustee as their agent and attorney in fact an irrevocable right to vote the shares upon the terms and conditions hereinafter set forth.

E. The Stockholders have requested the Trustee to take and hold for the period hereinafter stated the legal title to the Shares, the same to be held by him upon an active trust, and to act under the terms of this Agreement, and the Trustee has agreed to do so.

F. The Shareholders have executed a Shareholders' Agreement in conjunction with the executing the Agreement herein.

         For the reasons recited above, the Stockholders in consideration of their mutual promises do agree to and with each other and with the Trustee and the Trustee does agree with the Stockholders, as follows:







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                                   SECTION ONE
                          TRANSFER OF STOCK TO TRUSTEE

         Each Stockholder holding a portion of the Shares, to the number of which is set opposite his, her, or its name hereunto subscribed, respectively, shall deposit the same and the stock certificates therefor, with sufficient transfers thereof, in favor of the Trustee, with the Trustee, and receive in exchange therefor voting trust certificates hereinafter referred to. Upon the making of such deposit, all Shares represented by the stock certificates so deposited shall be transferred upon the books of SanTi, to the name of the Trustee, who is hereby fully authorized and empowered to cause such transfers to be made, and also to cause any further transfers of the Shares to be made which may become necessary due to the occurrence of any change of the persons holding the office of trustee as hereinafter provided.

                                   SECTION TWO
                          TRUSTEE'S CONTROL OVER STOCK

         During the period this Agreement shall be in force, the Trustee shall possess the legal title to Shares and be entitled to exercise all rights of every name and nature, including, but not limited to, the right to vote in person or by proxy in respect to any and all such Shares; it being understood, however, that the holders of the voting trust certificates to be issued by the Trustee, pursuant to Section Three hereof, shall be entitled to receive payments equal to the dividends, if any, collected by the Trustee upon the Shares standing in their respective names.

                                  SECTION THREE
                            VOTING TRUST CERTIFICATE

         The Trustee does hereby promise and agree with the Stockholders and with every holder of voting trust certificates issued that from, time to time upon request, he will cause to be issued to the several Stockholders in respect of all Stock deposited by them, voting trust certificates (the "Trust Certificate") in an aggregate amount equal to the amount of all Stock so deposited, and which Voting Trust Certificates shall be in substantially the following form:


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                            VOTING TRUST CERTIFICATE
                RESOURCE RECOVERY TRANSFER & TRANSPORTATION, INC.

NO._________                                                   __________SHARES

         This certifies that _________________________ has deposited ___________
shares of the voting capital stock of the above-named corporation of the par value of __________ Dollars ($_______) each with the Trustee under an agreement between Raymond M. Cash, Trustee, and certain stockholders of the corporation, which agreement was entered into on ____________, 1997. This certificate and the interest represented thereby is transferable only on the books of the Trustee upon the presentation and surrender thereof. The holder of this certificate takes it subject to all the terms and conditions of the aforesaid agreement between the Trustee and certain stockholders of the corporation, and becomes a party to the agreement, and is entitled to the benefits thereof.

         This certificate is transferable only with the written consent of the Trustee and then only on the books of the Trustee by the registered holders hereof in person or by an attorney duly authorized. Until so transferred, the Trustee may treat the registered holder as owner hereof for all purposes whatsoever.

         In Witness Whereof, the Trustee has caused this certificate to be signed on _________, 1997.

                                            --------------------------------
                                                 (Signature of Trustee)


                                  SECTION FOUR
                                ADDITIONAL STOCK

         From time to time after this Agreement shall have taken effect, the Trustee may receive additional full paid shares of the capital stock of SanTi upon the terms and the conditions of this Agreement, and in respect of all such shares so received, the Trustee will issue and deliver Voting Trust Certificates similar to those above-mentioned, entitling the holder to all the rights above specified. The term "Shares" as herein used, shall apply to any and all such additional shares received by the Trustee as well as the original Shares deposited with the Trustee hereunder.


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                                  SECTION FIVE
                                    DIVIDENDS

         All dividends that may accrue upon the Shares shall be distributed pro rata among the holders of the Voting Trust certificates in the proportion in which they shall severally be entitled in accordance with this Agreement.

                                   SECTION SIX
                            TERMINATION OF AGREEMENT

         In case of a failure to sell the Shares ten (10) years from the date of the Agreement, the Shares shall be delivered by the Trustee to the holders of the Voting Trust Certificates in the proportion of their respective holdings, upon the surrender of the Certificates to the Trustee, and this Agreement shall be terminated. This Agreement may also be terminated by written consent of all the parties to this Agreement.


                                  SECTION SEVEN
                             TRUSTEE INDEMNIFICATION

         The Trustee shall not be entitled to any compensation for his services as such Trustee, however, the Trustee shall be indemnified against and saved harmless from the holders of Voting Trust Certificates, all liabilities properly incurred in the exercise of any power conferred upon him by this Agreement and the applicable law.


                                  SECTION EIGHT
                          TRUSTEE'S DEATH OR DISABILITY

         In the case of the Trustee's death, this Agreement shall terminate ninety (90) days after the Trustee's death. In the event of the Trustee's disability, the vacancy so occurring shall be filled by the appointment of a successor(s) and said successor(s) shall be filled by the members of the Board of Directors of SanTi at the time of the Trustee's vacancy(s). The term "Trustee" as herein used, shall apply to the successor trustees as well as the original trustee. All acts and instruments shall be done and executed which shall be necessarily or reasonably requested for the purpose of effecting such succession and of making the successor trustee as upon such appointment the owner of record of the Shares deposited with the Trustee under this Agreement. The term "disabled" as herein used, shall mean a condition resulting from injury or illness to the Trustee, while he is acting as the Trustee, which absolutely prevents him from exercising his duties for one hundred eighty (180) consecutive days.


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                                  SECTION NINE
                             TRUSTEE'S VOTING RIGHTS

         All questions arising between the trustees, if there are, at any time, more than one trustee, shall from time to time be determined by decision of the greater number of those then acting as trustee either at a meeting or by writing, with or without meeting, and in like manner they may establish their rules of action, the decision or act or the majority of the trustees shall for the exercise of the voting power and for all purposes of the Agreement, be deemed the decision or act of all the trustees.

                                   SECTION TEN
                  VOTING TRUST CERTIFICATE HOLDERS SURRENDERING
                         STOCKHOLDERS; RIGHT TO TRUSTEE

         It is expressly understood and agreed that the holders of Trust Certificates shall not have any right by or under the Trust Certificates, or under this Agreement, or any agreement expressed or implied, or otherwise, with respect to any shares held by the Trustee, to vote such Shares, or to take part in, or consent to, any stockholders' action of SanTi, or to do or perform any other act or thing which Stockholders of SanTi are now or may hereafter become entitled to do or perform.


                                 SECTION ELEVEN
                          NOTICE TO CERTIFICATE HOLDERS

         Any notice to be given to the holders of Trust Certificates hereunder shall be sufficiently given if mailed to such of the registered holders of Trust Certificates at the addresses furnished respectively by such holders to the Trustee or his agent.


                                 SECTION TWELVE
                                ADOPTION OF RULES

         The Trustee may adopt his own rules of procedure regarding all matters, including but not limited to, the exercise of the voting power conveyed upon the trustee pursuant to this Agreement.


                                SECTION THIRTEEN
                      TRUSTEE ACTING AS DIRECTOR OR OFFICER

         The Trustee may act as a director or an officer of SanTi or of any corporation affiliated with SanTi and may vote for himself as such and may be interested in the stock of, or otherwise

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interested in, or any affiliated corporation and may be the holder of, or interested in, SanTi Trust Certificates issued hereunder.


                                SECTION FOURTEEN
                       TRUSTEE'S DEALING WITH CORPORATION

         The Trustee shall not be disqualified by his office from dealing or contracting with SanTi, either as vendor, purchaser, or otherwise, nor shall any transaction or contract of SanTi be void or voidable by reason of the fact that the Trustee or any firm of which the Trustee is a member, is in any way interested in such transaction or contract; nor shall the Trustee be liable to account to SanTi or to any stockholder thereof for any profits realized by, from, or through any such transaction or contract by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a stockholder or director, was interested in such transaction or contract.


                                 SECTION FIFTEEN
                            AMENDMENT OF VOTING TRUST

         This Agreement may be amended at any time by an instrument in writing duly executed and acknowledged by all their owners and holders of the Voting Trust Certificates.


                                 SECTION SIXTEEN
                      SUCCESSOR TRUSTEE'S RIGHTS AND DUTIES

         Every successor trustee shall from the time of appointment be deemed a trustee and shall have all the estate, title, rights, and powers of a predecessor, trustee, and all acts and instruments shall be done or executed as shall be necessary for the purpose of effecting such succession and of making the successor trustee the owner of record of the Shares previously delivered to the predecessor trustee.


                                SECTION SEVENTEEN
                             LOST TRUST CERTIFICATES

         In case any Voting Trust Certificate issued under this Agreement should become mutilated, destroyed, stolen or lost, the Trustee, in his discretion, may authorize the issue of a new Voting Trust Certificate, and thereupon the agent of the Trustee shall issue a new Voting Trust Certificate in substitution therefore for a correct number of Shares and bearing a like serial number. The applicant for such substituted Voting Trust Certificate shall furnish to the Trustee and to his agent evidence to their satisfaction, respectively, of the mutilation, destruction, theft,


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or loss of such Voting Trust Certificate together with such indemnity of the
Trustee and/or his agent respectively, as, in their discretion, they may require.


                                SECTION EIGHTEEN
                       EXECUTION OF VOTING TRUST AGREEMENT

         This Agreement shall bind and benefit the executors, administrators, assigns, and successors of the respective parties hereto and may be simultaneously executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and in such counterparts together shall constitute one instrument. An original of this Agreement shall be place with the agent of the Trustee, and a duplicate thereof shall be filed with SanTi in its principle office in the State of Georgia.

                                SECTION NINETEEN
                               TRUSTEE'S LIABILITY

         In voting the Shares stock held by her/him, the Trustee will express his/her best judgment from time to time to select suitable directors to the end that the affairs of SanTi shall be properly managed and in voting on other matters which may come before him/her at any stockholders' meeting, will exercise like judgment; but it is understood that the Trustee shall not incur any responsibility by reason of any error or law or of any matter or thing done or admitted under this Agreement except for his/her own fraudulent misconduct.



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         IN WITNESS WHEREOF, THE SEVERAL PARTIES HERETO HAVE HEREUNTO
SET THEIR HANDS, AND THE TRUSTEE HAS HEREUNTO SET HIS HAND IN TOKEN
OF HIS ACCEPTANCE OF THE TRUST HEREBY CREATED.

Hand                                     Stockholders' Residence           Number of Shares



 /s/Raymond M. Cash                                                           1,309,685
------------------------------------   -------------------------              ----------
Raymond M. Cash                        3086 Farmington Lane
                                       Atlanta, Georgia 30339



/s/Joyce Bone                                                                     3,315
------------------------------------   -------------------------              ----------
Joyce Bone                             2139 Summerchase Drive
                                       Woodstock, Georgia 30189


The Cash Family Limited Partnership
By Its General Partner
CASH Resources, Inc.


By: /s/Fredna Woodall                                                         1,287,000
------------------------------------   -------------------------              ----------
      Fredna C. Woodall,               4696 Oakdale Road
      Authorized Agent                 Smyrna, Georgia 30080






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